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                                                                 EXHIBIT 1.1/1.4

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                         SUNSTONE HOTEL INVESTORS, INC.

                            (a Maryland corporation)


                        7,200,000 Shares of Common Stock



                            U.S. PURCHASE AGREEMENT





Dated: October 8, 1997


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                         SUNSTONE HOTEL INVESTORS, INC.

                            (a Maryland corporation)

                        7,200,000 Shares of Common Stock

                           (Par Value $.01 Per Share)

                            U.S. PURCHASE AGREEMENT


                                                                 October 8, 1997

MERRILL LYNCH, PIERCE, FENNER & SMITH
   INCORPORATED
BEAR, STEARNS & CO. INC.
NATIONSBANC MONTGOMERY SECURITIES, INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
EVEREN SECURITIES, INC.
RAYMOND JAMES & ASSOCIATES, INC.
  as Representatives of several Underwriters
c/o     Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
North Tower
World Financial Center
New York,  NY  10281-1209

Ladies and Gentlemen:

                 Sunstone Hotel Investors, Inc., a Maryland corporation (the "Company") and Sunstone Hotel Investors, L.P., a Delaware limited partnership (the "Partnership", which term shall also include, as applicable, each subsidiary partnership or limited liability company which is a subsidiary of the Partnership), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear, Stearns & Co. Inc., NationsBanc Montgomery Securities, Inc., Credit Suisse First Boston Corporation, EVEREN Securities, Inc., Raymond James & Associates, Inc. and each of the other Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Bear, Stearns & Co. Inc., NationsBanc Montgomery Securities, Inc., Credit Suisse First Boston Corporation, EVEREN Securities, Inc. and Raymond James & Associates, Inc. are acting as representatives (in such capacity, the "U. S. Representatives"), with respect to the issue and sale by the Company and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common
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Stock") set forth in said Schedule A, and with respect to the grant by the
Company to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,080,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 7,200,000 shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 1,080,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities."

        It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company of an aggregate of 1,800,000 shares of Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International, Bear, Stearns International Limited, NationsBanc Montgomery Securities, Inc., Credit Suisse First Boston, EVEREN Securities, Inc. and Raymond James & Associates, Inc. are acting as lead managers (the "Lead Managers") and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 270,000 additional shares of Common Stock solely to cover over-allotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities." It is understood that the Company is not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

                 The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters," the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities," and the U.S. Securities and the International Securities are hereinafter collectively called the "Securities."

                 The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

                 The Company understands that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S.
Representatives deem advisable after this Agreement has been executed and delivered.





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                 The Company has filed with the Securities and Exchange
Commission (the "Commission") a registration statement on Form S-3 dated November 16, 1996 (No. 333-16887) and a registration statement on Form S-3 dated August 26, 1997 (No. 333-34377) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the 1933 Act Regulations and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus except for the front cover, the back cover and the information under the caption "Underwriting".
The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statements at the time they became effective but that is deemed to be part of such registration statements at the time they became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statements became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." The registration statements described above, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time each of them became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, are herein collectively called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated September 22, 1997, and preliminary U.S. Prospectus dated September 22, 1997, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                 All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

SECTION 1.       Representations and Warranties.

                 (a) Representations and Warranties by the Company and the Partnership. The Company and the Partnership, jointly and severally, represent and warrant to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each U.S. Underwriter, as follows:





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                         (i)         Compliance and Registration Requirements.
The Company meets the requirements for use of Form S-3 under the 1933 Act.
Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery referred to below), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. On the date hereof and at the Closing Time (and, if any U.S. Option Securities are purchased, at such Date of Delivery) neither the Prospectuses nor any amendments or supplements thereto contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectuses.

                 Each preliminary prospectus and the Prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                         (ii)        Incorporated Documents.  The documents
incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectuses, at the date of the Prospectuses and at the Closing Time, (and, if any U.S. Option Securities are purchased, at the Date of Delivery) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.





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                         (iii)       Independent Accountants.  The accountants
who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                         (iv)        Financial Statements.  The financial
statements included, or incorporated by reference in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries and of the Lessee and of Kahler Realty Corporation and its consolidated subsidiaries at the dates indicated and the statements of operations, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries and of the Lessee and of Kahler Realty Corporation and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The financial and operating information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the last audited financial statements included or incorporated by reference in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                         (v)         No Material Adverse Change in Business.
Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Partnership, considered as a whole, or the Lessee, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                         (vi)        Good Standing of the Company, the Lessee
and the Manager. Each of the Company, Sunstone Hotel Properties, Inc. (the "Lessee") and Sunstone Hotel Management, Inc. (the "Manager") has been duly organized and is validly existing as a corporation in good standing under the laws of the state of incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses. The Company has the corporate power and authority to enter into and perform its obligations under this Agreement. Each of the Company, the Lessee and the Manager is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as disclosed in the Registration Statement neither the Company nor the Partnership owns or controls, directly or indirectly, any corporation, partnership, association or other entity.

                         (vii)       Good Standing of the Partnership.  The
Partnership has been duly formed and is validly existing as a limited partnership under the laws of the State of Delaware with full power and authority (partnership and other) to own and lease its properties and conduct its business as currently conducted or as described in the Prospectuses. The Company is the sole general partner of the Partnership. Upon the consummation of the offering, the Company will own the Units it holds free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or charges. Except as set forth in the Prospectuses, each of the Company, the Partnership, the Lessee and each property to be owned by the Partnership as of the Closing Time is, and after the consummation of the offering, will be, in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders necessary to the conduct of its business, all of which are valid and in full force and effect, except where the failure to be in such possession or compliance will not have a Material Adverse Effect. Each of the Company, the Partnership, the Manager and the Lessee is, and after the consummation of the offering will be, duly qualified to do business and in good standing as a foreign corporation, real estate investment trust, limited liability company or partnership, as applicable, in each jurisdiction in which the ownership or leasing of properties or the conduct of its respective business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.





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                         (viii)      Good Standing of the Kahler Subsidiaries.
Each entity that is to become a subsidiary of the Company (the "Kahler Entities") in accordance with the terms of the Kahler Transaction (as herein defined) is duly organized, validly existing and in good standing under the laws of its state of incorporation and qualified to do business in the state where any material asset of such entity is located, except where the failure to so qualify would not have a Material Adverse Effect.

                         (ix)        Qualification as a REIT.  The Company is
organized in accordance with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and the rules and regulations thereunder. The contemplated method of operation of the Company's business as described in the Registration Statement will allow the Company to satisfy the operational requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code,
and the rules and regulations thereunder.   Less than 15% of the aggregate
adjusted tax bases of both the personal property and the real property (the "Total Bases") to be leased pursuant to any lease to the Lessee (a "Percentage Lease") shall consist of the adjusted tax bases of the personal property (the "Personal Property Bases"), except in each instance where the failure to maintain such ratios will not disqualify the Company's election as a REIT or otherwise have a Material Adverse Effect; in each succeeding year the Personal Property Bases in connection with each Percentage Lease will not exceed 15% of the Total Bases for such lease, except in each instance where the failure to maintain such ratios will not cause the Company to fail to qualify as a REIT or otherwise have a Material Adverse Effect; and the Company has received a segmentation study from its independent accountants stating that based on its projections, during the first five years of the term of each Percentage Lease less than 15% of the Total Bases of each such Percentage Lease is expected to consist of Personal Property Bases, except in each instance where the failure to maintain such ratios will not cause the Company to fail to qualify as a REIT or otherwise have a Material Adverse Effect. Except as described in the Prospectuses, the Company does not know of any event which would cause or is likely to cause the Company to fail to qualify as a REIT at any time. All of the assets, liabilities and items of income, deduction and credit of the Partnership are treated as assets, liabilities and items of income, deduction and credit of the Company under the provisions of the Internal Revenue Code and the Partnership is not, nor will it be, treated as a separate corporation under the provisions of the Internal Revenue Code. The Partnership is treated for federal income tax purposes as a partnership and not as an association taxable as a corporation.

                         (x)         Capitalization.  The authorized, issued
and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of options referred to in the Prospectuses) and except for warrants to acquire Partnership Units (the "Warrants"). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any security holder of the Company.

                         (xi)        Authorization of Agreement.  This
Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company and the Partnership.

                         (xii)       Authorization and Description of
Securities. The Securities to be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth herein and the International Purchase Agreement, respectively, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same, no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. As of the Closing Time, the Securities will have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                         (xiii)      Absence of Defaults and Conflicts.  The
Company is not in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, for purposes of this paragraph "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations

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

under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign having jurisdiction over the Company or any of its assets, properties or operations. As used in this Agreement, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

                         (xiv)       Absence of Labor Dispute.  To the
Company's knowledge, no general labor problem exists or is imminent with the employees of any of the Hotels, the Company, the Manager or the Lessee.

                         (xv)        Absence of Proceedings.  There is no
action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business and litigation affecting assets to be acquired in the Kahler Transaction, are not reasonably expected to result in a Material Adverse Effect.

                         (xvi)       Accuracy of Exhibits.  There are no
contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required other than a copy of this Agreement, the International Purchase Agreement and the tax opinion to be rendered in





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connection with this offering, all of which will be filed on Form 8-K on or before October 10, 1997.

                         (xvii)      Possession of Intellectual Property. The
Company owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on its business as contemplated in the Prospectuses, and the Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                         (xviii)     Absence of Further Requirements.  No
filing with or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws and the listing of the Securities with the New York Stock Exchange.

                         (xix)       Possession of Licenses and Permits.  Each
of the Company, the Partnership, the Lessee, the Manager and the Kahler Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as contemplated in the Prospectuses; each of the Company, the Partnership, the Lessee, the Manager and, to the Company's knowledge, the Kahler Entities is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, rating or finding, would result in a Material Adverse Effect.





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                         (xx)        Investment Company Act.  The Company is
not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds from the sale of the Securities substantially as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                         (xxi)       Accounting Controls.  The Company
maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization and (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets.

                         (xxii)      Registration Rights.  There are no persons
with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, except as set forth in the amended and restated partnership agreement of the Partnership, a true and current copy of which has been delivered to the U.S. Underwriters and except those registration rights to be granted in connection with the Kahler Transaction.

                         (xxiii)     Good and Marketable Title.  The
Partnership has (or will have upon consummation of the Kahler transaction described in the Prospectuses (the "Kahler Transaction")) good and marketable title to the Hotels (as defined in the Prospectuses), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those reflected in the financial statements (or described elsewhere in the Prospectuses) or
(ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and the Partnership. The Partnership holds its leased properties under valid and binding leases, with such exceptions as are not or will not be materially significant in relation to the business of the Partnership. The Company does not own or lease any real property. The Partnership owns or leases all such real and personal properties (except for items of inventory, vehicles, liquor licenses and franchise agreements to be held by the Lessee) as are necessary to operate the Properties as now operated or as proposed to be operated.

                         (xxiv)      No Defaults.  To the knowledge of the
Company (i) no lessee, licensee, concessionaire or vendor of any portion of any of the Hotels is in default under any of the leases or licenses governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases or licenses, except such defaults that would not have a Material Adverse Effect; (ii) all such material leases or licenses are assignable without consent or approval or if such consent or approval is required the applicable consent or approval has been obtained to assign any such lease or license, to the Partnership or the Lessee, as applicable except where the failure to obtain such consents would not have a Material Adverse Effect; (iii) the current and intended use and occupancy of each of the Hotels complies with all applicable codes and zoning laws and regulations, if any, except for such failures to comply which would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) there is no pending or, to the Company's knowledge, threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to any of the Hotels or actions that would reasonably be expected to have a Material Adverse Effect.

                         (xxv)       No Material Change.  Since June 30, 1997
and except as described in or specifically contemplated by the Prospectuses:
(i) none of the Company, the Partnership, the Manager nor the Lessee has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company, the Partnership, the Manager or the Lessee; (ii) none of the Company, the Partnership, the Manager nor the Lessee has sustained any material loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance;
(iii) none of the Company, the Partnership nor the Lessee has paid or declared any dividends or other distributions with respect to its capital stock and none of the Company, the Partnership, the Manager nor the Lessee is in default in the payment of principal or interest on any outstanding material debt obligations; (iv) there has not been any change in the number of outstanding Shares (other than upon the sale of the Common Stock or purchase of shares pursuant to the Company's dividend reinvestment program) of the Company, the ownership interests in any of the Partnership or the common stock of the Lessee or indebtedness material to the Company, the Partnership, the Manager or the Lessee (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company, the Partnership, the Manager or the Lessee.

                         (xxvi)      No Violation of Law.  Neither the Company
nor the Partnership has been advised, or has reason to believe, that the Company, the Partnership, the Manager and the Lessee are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which any of them is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be in compliance would not have a Material Adverse Effect.

                         (xxvii)     Tax Returns.  The Company, the
Partnership, the Manager and the Lessee each has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and to the Company's knowledge, there is no tax deficiency which has been or might be asserted or threatened against which could materially and adversely affect the business, operations or properties of, the Company, the Partnership, the Manager or the Lessee, as the case may be.

                         (xxviii)    Distribution of Offering Materials.
Neither the Company nor the Partnership has distributed or will distribute prior to the Closing Time any offering material in connection with the offering and sale of the Common Stock other than the Prospectuses, the Registration Statement and the other materials permitted by the Act (including press releases permitted by the Act).

                         (xxix)      Unlawful Contributions.  None of the
Company, the Partnership, the Manager nor the Lessee has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                         (xxx)       Price Manipulation.  Neither the Company
nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Stock.

                         (xxxi)      Maintenance of Insurance.  The Company,
the Partnership, the Manager or the Lessee, as applicable, have and maintains liability, property and casualty insurance (insured by insurers of recognized financial responsibility) in favor of the Partnership, and in the case of liability insurance, the Lessee and the Partnership and the Manager, with respect to each of the Hotels, in an amount and on such terms as is reasonable and customary for businesses of the type proposed to be conducted by the Partnership, the Manager and the Lessee, including, among other things, insurance against theft, damage, destruction and acts of vandalism. Neither the Company nor the Partnership has received from any insurance company written notice of any material defects or deficiencies affecting the insurability of any such Hotels.

                         (xxxii)     Title Insurance.  Title insurance in favor
of the Partnership is (or will be upon consummation of the Kahler Transaction) in force with respect to each of the Hotels.

                         (xxxiii)    Mortgages.  The mortgages and deeds of
trust encumbering the Hotels are not convertible, nor does the Company or the Partnership hold a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company or the Partnership.

                         (xxxiv)     Compliance With Environmental Laws.  Each
of the Company, the Partnership, the Manager and the Lessee (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Prospectuses or would not, singly or in the aggregate, have a Material Adverse Effect. As used herein, "Hazardous Material" shall mean (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl, and (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Laws.

                         (xxxv)      Environmental Laws.  To the knowledge of
the Company, there is no liability, alleged liability or potential liability (including, without limitation, liability, alleged liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties), of the Company, the Partnership, the Manager or the Lessee arising out of, based on or resulting from (a) the presence or release into the environment of any Hazardous Material at any location, whether or not owned by the Company or the Lessee or (b) any violation or alleged violation of any Environmental Laws, which liability, alleged liability or potential liability is required to be disclosed in the Registration Statement, other than as disclosed therein, or which liability, alleged liability or potential liability, singly or in the aggregate, would have a Material Adverse Effect or have a material and adverse effect on the respective business, prospects, properties, condition (financial or otherwise) or results of operations of any of the Hotels.

                 (b) Officers' Certificates. Any certificate signed by any officer of the Company, the Partnership or any of their respective subsidiaries and delivered to the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company and the Partnership to each U.S. Underwriter as to the matters covered thereby.

SECTION 2.       Sale and Delivery to U.S. Underwriters; Closing.

                 (a) Initial U. S. Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                 (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 1,080,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by Merrill Lynch to the Company setting forth the number of U.S. Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

                 (c) Payment. Transfer of the Initial U.S. Securities to be purchased by the U.S. Underwriters and payment therefor shall be made at 10:00 A.M. (Eastern time) at such place and in the manner set forth below on the third (or, if the Initial U.S. Securities are priced, as contemplated by Rule 15c6-1(c) of the Securities Exchange Act of 1934, after 4:30 P.M. Washington, D.C. Time, the fourth) full business day following the first date that any of the Securities are released by you for sale to the public, as you shall designate by at least 48 hours' prior notice to the Company (or at such other time and date, not later than one week after such third full business day as may be agreed upon by the Company and the Representatives) (the "Closing Time"); provided, however, that if the Prospectuses are at any time prior to the Closing Time recirculated to the public, the Closing Time shall occur upon the later of the third or fourth, as the case may be, full business day following the first date that any of the Securities are released by you for sale to the public or the date that is 48 hours after the date that the Prospectuses have been so recirculated.

                 Transfer of the Initial U.S. Securities shall be made by or on behalf of the Company to you, through the FAST system of The Depository Trust Company, for the respective accounts of the U.S. Underwriters, in New York, New York, against payment by you, for the accounts of the several U.S. Underwriters, of the purchase price therefor by wire transfer of same day funds to the order of the Company for the purposes set forth in the Prospectuses. Time shall be of the essence, and delivery in the manner specified in this Agreement is a further condition to the obligations of the U.S. Underwriters.

                 In addition, in the event that any or all of the Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of such U.S. Option Securities shall be made in the above-mentioned manner, or at such over place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

                 It is understood that each Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U. S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U. S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder. Payment of such purchase price shall be made into an escrow account providing for the closing of the Kahler Transaction on terms and conditions satisfactory to the Company and the U.S. Underwriters.

                 (d) Denominations; Registration. At your option, certificates for the Initial U. S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U. S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in the City of New York not later than 10:00 A.M. (Eastern
Time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company and the Partnership.

                 The Company and the Partnership covenant with each U.S. Underwriter as follows:

                 (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the U.S. Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                 (b) Filing of Amendments. The Company will give the U.S. Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the U.S. Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the U.S. Representatives with a reasonable number of copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and, unless required to do so by law, will not file or use any such document to which the U.S. Representatives or counsel for the U.S. Underwriters shall reasonably object.

                 (c) Delivery of Registration Statements. The Company has furnished or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (d) Delivery of Prospectuses. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, in the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectuses in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectuses in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

                 (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                 (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

                 (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities substantially in the manner specified in the Prospectuses under "Use of Proceeds." Pending use of the proceeds, the net proceeds shall remain in escrow as provided in Section 2(c).

                 (i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of Merrill Lynch, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold under this Agreement or under the International Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (E) the filing of a registration statement for the benefit of any limited partner who elects to redeem his Units for Common Stock and the sale by any such limited partner of such shares of registered Common Stock, (F) any shares of Common Stock issued by the Company pursuant to the existing Stock Purchase and Dividend Reinvestment Plan, (G) any Units issued by the Partnership in connection with any purchase of any hotel or other asset, or (H) any shares of Common Stock or preferred stock issued in connection with any purchase of any hotel or other assets, including any merger or other business combinations.

                 (j) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                 (k) REIT Requirements. The Company will continue to meet the requirements to qualify as a REIT under the Internal Revenue Code, unless the Company's Board of Directors determines to revoke the Company's REIT election because of circumstances or changes in the Internal Revenue Code (or the Treasury regulations).

                 (l) Lock-Up Agreements with Respect to the Kahler Transaction. The Company will not amend the terms and conditions of the transfer restrictions imposed on the shares being issued in connection with the Kahler Transaction as provided in Section 4.10 of the Stock Purchase Agreement.

                 (m) Earnings and Profits. The Company will apply for a private letter ruling from the United States Internal Revenue Service (the "Letter Ruling") regarding the determination of earnings and profits acquired by the Company as a result of the Kahler Transaction. If the Letter Ruling (or, in lieu thereof, a tax opinion acceptable to the Company and the U.S. Representatives) is not received on or before December 31, 1997, the Company will, on or before such date, make an extraordinary distribution to its shareholders sufficient to eliminate such acquired earnings and profits.

                 (n) Reliance. The Company will obtain from each entity delivering a certificate or legal opinion in connection with the Kahler Transaction a reliance letter addressed to the U.S. Underwriters specifically providing that such certificates and legal opinions may be relied upon by the U.S. Underwriters in connection with the consummation of the purchase of the U.S. Securities.

                 (o) German Tax Representative. At the request of Merrill Lynch, the Company shall engage German counsel recommended by the Global Coordinator to act as the German tax representative for the Company. The Company will use reasonable efforts to finalize such appointment by December 31, 1997, and to maintain such appointment thereafter for the benefit of German securityholders.

SECTION 4.       Payment of Expenses.

                 (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the U.S. Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the U.S. Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the U.S. Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the U.S. Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. ("NASD") of the terms of the sale of the Securities (other than counsel fees incurred relating to compensation issues), and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

                 (b) Termination of Agreement. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of
Section 5 (other than Section 5(g)) or Section 9(a)(i) hereof, the Company or the Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

SECTION 5.       Conditions of U.S. Underwriters' Obligations.

                 The obligations of the several U.S. Underwriters under this Agreement are subject to the accuracy in all material respects of the representations and warranties of the Company and the Partnership contained in
Section 1 hereof or in certificates of any officer of the Company, the Partnership, the Lessee or the Manager delivered pursuant to the provisions hereof, to the performance by each of the Company and the Partnership, of its respective covenants and other obligations under this Agreement, and to the following further conditions;

                 (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                 (b) Opinion of Counsel for the Company, the Partnership and the Lessee. At Closing Time, the U.S.

Representatives shall have received the favorable opinion, dated as of Closing Time, of counsel for the Partnership and the Lessee, Brobeck Phleger & Harrison LLP, or as to matters of Maryland law, from Ballard Spahr Andrews & Ingersoll, opining as to the matters set forth in Exhibit A and to such further effect as counsel to the U.S. Underwriters may reasonably request, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters.

                 (c) Opinion of Counsel for U.S. Underwriters. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of O'Melveny & Myers LLP, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, in form satisfactory to the Underwriters. In giving such opinion O'Melveny & Myers LLP may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of California and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Lessee, the Partnership and the Manager and certificates of public officials.

                 (d) Officers' Certificate of the Company. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the U.S. Representatives and their counsel shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

                 (e) Accountants' Comfort Letter. At the time of the execution of this Agreement, the U.S. Representatives shall have received from Ernst & Young LLP, Coopers & Lybrand L.L.P., Arthur Andersen LLP and KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

                 (f) Bring-down Comfort Letter. At Closing Time, the U.S. Representatives shall have received from Ernst & Young LLP, Coopers & Lybrand L.L.P., Arthur Andersen LLP and KPMG Peat Marwick LLP a letter or letters , dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                 (g) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                 (h) Lock-up Agreements. At the date of this Agreement the U.S. Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

                 (i) Purchase of Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

                 (j) Conditions to Purchase of Option Securities. In the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Partnership contained herein and the statements in any certificates finished by the Company, the Partnership, the Lessee or the Manager under this Agreement shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

                         (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct in all material respects as of such Date of Delivery.

                         (ii) Opinion of Counsel for the Partnership and the Lessee. The favorable opinion of Brobeck, Phleger & Harrison LLP, and Ballard Spahr Andrews & Ingersoll, as applicable, counsel for the Company, the Partnership and the Lessee, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                         (iii) Opinion of Counsel for U.S. Underwriters. The favorable opinion of O'Melveny & Myers LLP, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                         (iv) Bring-down Comfort Letter. A letter from Ernst & Young LLP, Coopers & Lybrand L.L.P., and Arthur Andersen LLP and KPMG Peat Marwick LLP, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                 (k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, the Partnership and the Lessee in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

                 (l) All Necessary Consents. All of the consents necessary or required to be obtained in connection with the consummation of the Kahler Transaction shall have been obtained, including, without limitation, each of the consents set forth in Schedule 3.1(h) and Schedule 7.3(a) of the Stock Purchase Agreement, except where the failure to obtain such consents will not have a Material Adverse Effect. No consents are required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 (m) Conditions to Consummation of Stock Purchase Agreement. Each of the conditions set forth in Section 5.1 and 5.2 of the Stock Purchase Agreement shall have been satisfied in all material respects or waived.

                 (n) Increase in Line of Credit. The Company shall have entered into an amendment with its existing lenders (led by Bank One of Arizona, NA, as the agent bank) to increase its unsecured revolving line of credit facility to $200 million.

                 (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections l, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

                 (a) Indemnification of U.S. Underwriters. The Company and the Partnership, jointly and severally, agree to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                         (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

                 (b) Indemnification of the Company, the Partnership and their Respective Directors and Officers. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, the Partnership and their respective directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company or the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

                 (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                 (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.       Contribution.

                 If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Partnership on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                 The relative benefits received by the Company and the Partnership on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

                 The relative fault of the Company and the Partnership, on the one hand, and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or the Partnership, on the one hand, or by the U.S. Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company, the Partnership and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                 Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                 No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, the Partnership, and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Partnership within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Partnership respectively. The U.S. Underwriters respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.       Representations, Warranties and Agreements to Survive
Delivery.

                 All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Partnership submitted pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Partnership, and shall survive delivery of the U.S. Securities to the U.S. Underwriters.

SECTION 9.       Termination of Agreement.

                 (a) Termination; General. The U.S. Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or any such adverse change with respect to the Partnership, the Manager, or the Lessee which is material in the context of the transactions contemplated by this Agreement, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

                 (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.      Default by One or More of the U.S. Underwriters.

                 If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the U.S. Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

                 (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under this Agreement bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

                 (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

                 No action taken pursuant to this Section 10 shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

                 In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either the U.S. Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.

SECTION 11.      Notices.

                 All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives at North Tower, World Financial Center, 250 Vesey Street, New York, New York 10281-1201,
Attention: Corporate and Institutional Client Group, and at 101 California Street, Suite 1420, San Francisco, California 94111, with a copy to O'Melveny & Myers LLP, 275 Battery Street, 26th Floor, San Francisco, California 94111,
Attention: Peter T. Healy, Esq.; and notices to the Company shall be directed to it at 115 Calle de Industrias, Suite 201, San Clemente, California 92672,
Attention: Mr. Robert A. Alter, with a copy to Brobeck, Phleger & Harrison LLP, 4675 MacArthur Court, Suite 1000, Newport Beach, California 92660, Attention:
Laura B. Hunter, Esq.

SECTION 12.      Parties.

                 This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters, the Company, the Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company and the Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company and the Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.      GOVERNING LAW AND TIME.

                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.      Effect of Headings.

                 The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                            [signature page follows]

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters, the Company and the Partnership, in accordance with its terms.

                                   Very truly yours,

                                   SUNSTONE HOTEL INVESTORS, INC.


                                   By: /s/ Robert A. Alter
                                     -----------------------------------------
                                     Robert A. Alter, President


                                   SUNSTONE HOTEL INVESTORS, L.P.

                                   By: SUNSTONE HOTEL INVESTORS, INC.
                                     -----------------------------------------
                                     Its:    General Partner


                                   By: /s/ Robert A. Alter
                                     -----------------------------------------
                                     Robert A. Alter, President

CONFIRMED AND ACCEPTED,
        as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED
BEAR, STEARNS & CO. INC.
NATIONSBANC MONTGOMERY SECURITIES, INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
EVEREN SECURITIES, INC.
RAYMOND JAMES & ASSOCIATES, INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By      /s/ Brian Maier
        Brian Maier
        Authorized Signatory

For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                   SCHEDULE A



                                                                                  Number of
                                                                                   Initial
             Name of Underwriter                                                  Securities
             -------------------                                                  ----------
Merrill Lynch, Pierce, Fenner & Smith Incorporated                                   925,000
Bear, Stearns & Co. Inc.                                                             925,000
NationsBanc Montgomery Securities, Inc.                                              925,000
Credit Suisse First Boston Corporation                                               925,000
EVEREN Securities, Inc.                                                              925,000
Raymond James & Associates, Inc.                                                     925,000
BT Alex. Brown Incorporated                                                          100,000
Donaldson, Lufkin & Jenrette Securities Corporation                                  100,000
Lazard Freres & Co. LLC                                                              100,000
Legg Mason Wood Walker, Incorporated                                                 100,000
Lehman Brothers Inc.                                                                 100,000
Morgan Stanley & Co., Incorporated                                                   100,000
PaineWebber Incorporated                                                             100,000
Prudential Securities Incorporated                                                   100,000
Schroder & Co. Inc.                                                                  100,000
Smith Barney Inc.                                                                    100,000
J.C. Bradford & Co.                                                                   50,000
Crowell, Weedon & Co.                                                                 50,000
Davenport & Company LLC                                                               50,000
Furman Selz LLC                                                                       50,000
Janney Montgomery Scott Inc.                                                          50,000
Morgan Keegan & Company, Inc.                                                         50,000
Ragen MacKenzie Incorporated                                                          50,000
The Robinson-Humphrey Company, Inc.                                                   50,000
Sands Brothers & Co., Ltd.                                                            50,000
The Seidler Companies Incorporated                                                    50,000
Southwest Securities, Inc.                                                            50,000
Sutro & Co. Incorporated                                                              50,000
Wedbush Morgan Securities                                                             50,000
                                                                                 -----------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7,200,000
                                                                                 ===========













                                  Schedule A-1

                                   SCHEDULE B

                         SUNSTONE HOTEL INVESTORS, INC.

                        7,200,000 Shares of Common Stock

                           (Par Value $.01 Per Share)

1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $17.250.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $16.345, being an amount equal to the initial public offering price set forth above less $.905 per share.

















                                  Schedule B-1

                                   SCHEDULE C

                     Persons Subject to Lock-Up Agreements



                 Robert A. Alter

                 Charles L. Biederman






























                                  Schedule C-1

                                   Exhibit A

              FORM OF OPINION OF COUNSEL TO BE DELIVERED PURSUANT
                                TO SECTION 5(B)

        (i) The Company has been duly formed and is validly existing as a corporation, is in good standing under the laws of the State of Maryland, and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not reasonably be expected to have a Material Adverse Effect, and has the requisite power to own its properties and conduct its business substantially as described in the Registration Statement; and, to such counsel's knowledge, other than the Partnership, the Company does not own or control, directly or indirectly, any corporation, association, partnership or other entity.

        (ii) Each of the Lessee and Manager has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado, and is duly qualified to do business as a foreign corporation and is in good standing in each of the states in which it leases real property from the Partnership and has the requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement.

        (iii) The Partnership has been duly formed and is validly existing as a limited partnership under the laws of the State of Delaware, is duly qualified to do business as a foreign limited partnership and is in good standing in each of the states in which it owns real property, has the requisite partnership power and authority to own and lease its properties and conduct its business as currently conducted as described in the Prospectuses. The Company is the sole general partner of the Partnership, which Units, to such counsel's knowledge shall be held free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or charges.

        (iv) All of the issued and outstanding Shares have been duly authorized and validly issued; all outstanding Shares were duly registered under the Act or were issued in transactions exempt from the registration requirements of the Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or blue sky laws, are fully paid and nonassessable, were not issued in violation of or subject to any statutory, or to such counsel's knowledge, other preemptive rights or other rights to subscribe for or purchase any securities and conformed in all material respects to the description thereof incorporated by reference in the Registration Statement; provided however that such counsel need not express any opinion with respect to the registration or availability of an exemption under applicable state securities or blue sky laws for Common Stock issued pursuant to an underwritten public offering.

        (v) The Company has given proper authorization to ChaseMellon Shareholder Service, L.L.C. (the "Transfer Agent") to issue the Initial U.S. Securities to you at the Closing Time by electronic transfer through the FAST system of The Depository Trust Company, upon receipt of telephonic notification from you and the Company to issue such shares. Upon your payment of the agreed consideration for the Firm Common Stock Initial U.S. Securities in accordance with the provisions of the U.S. Purchase Agreement, and the electronic transfer to you of the Initial by the Transfer Agent, the Initial U.S. Securities will be duly authorized and validly issued, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive rights or (to our knowledge) other rights to subscribe for or purchase securities from the Company.

        (vi) Except as disclosed in or specifically contemplated by the Prospectuses, the Company's Annual Report on Form 10-K for the year ended December 31, 1996 or the Company's Proxy Statement prepared in connection with its 1997 annual shareholders' meeting, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

                  (vii) (a) To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectuses has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission and any required filing of the Prospectuses and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                                  (b)  The Registration Statement, the
        Prospectuses and any amendment or supplement thereto (except for the financial statements and schedules and other financial and statistical information included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; and

                                  (c)  To such counsel's knowledge, there are
        no legal or governmental actions, suits or proceedings pending (in which service or notice of process has been received by the Company) or threatened against the Company which are required to be described in the Prospectuses which are not described as required.

        (viii) The Company has the corporate power and authority to enter into this Agreement, to sell and deliver the Common Stock to be sold by it to the several U.S. Underwriters and to consummate the other transactions contemplated herein; the Partnership has the partnership power and authority to enter into this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly and validly authorized by all necessary partnership action by each of the Company and the Partnership, respectively, has been duly and validly executed and delivered by and on behalf of each of the Company and the Partnership; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by each of the Company and the Partnership or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky or Canadian securities laws in connection with the purchase and distribution of the Common Stock by the U.S. Underwriters and the clearance of such offering with the NASD.

        (ix) The execution and delivery of the U.S. Purchase Agreement and the issuance of the Common Stock contemplated therein will not conflict with, result in the material breach of, or constitute, either by itself or upon notice or the passage of time or both, a material default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument listed on Schedule 1 to any of the Backup Officers' Certificates; or violate any of the provisions of the partnership certificate, partnership agreement, articles of incorporation or bylaws, or other organizational documents, as applicable, of the Company, the Partnership, or the Lessee; or to our knowledge, violate any California statute, judgment, decree, order, rule or regulation of any court or California governmental body having jurisdiction over the Company, the Partnership, the Lessee, or any of their property;

        (x) Such counsel has not received written notice that the Company, the Partnership or the Lessee is in violation of its respective declaration of trust, partnership certificate, partnership agreement, certificate of incorporation or bylaws, or other organizational documents, as applicable, or is in breach of or default with respect to any provision of any agreements, mortgages, deeds of trust, leases, franchises, licenses, indentures, permits or other instruments listed in Schedule 1 to any of the Officers' Certificates delivered pursuant to Section 5(d) of this Agreement, known to such counsel and which is required to be filed as an item 10 exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, to which the Company, the Partnership or the Lessee is a party or by which they or any of their properties may be bound or affected, except where such default would not materially adversely affect the Company, the Partnership or the Lessee, as the case may be.

        (xi) To such counsel's knowledge, no holders of securities of the Company or the Partnership have rights to register Shares, Units or other securities because of the filing of the Registration Statement by the Company or the offering.

        (xii) No transfer taxes are required to be paid to the states of Maryland and New York in connection with the sale and delivery of the Common Stock to the U.S. Underwriters hereunder.

        (xiii) Neither the Company nor the Partnership is or will be an "investment company" within the meaning of the 1940 Act.

        (xiv) Each of the Closing Agreements has been duly authorized, executed and delivered by the Company, the Partnership or the Lessee, as applicable, and constitutes a valid and binding agreement on such parties, enforceable in accordance with its terms, except as may be limited or otherwise affected by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by principles of equity, whether considered at law or in equity, and except with respect to those provisions relating to indemnities or contributions for liabilities under the Act, as to which no opinion need be expressed.

        (xv) The Common Stock have been duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

        (xvi) An opinion on the REIT status of the Company and the treatment of the Partnership as a partnership for federal income tax purposes in form and substance satisfactory to Underwriter's counsel.

        In rendering such opinion, such counsel may rely as to matters of local law, on opinions of local counsel, and as to matters of fact, on certificates of officers of the Company, the Partnership or the Lessee, as applicable, and certificates and verbal advice of governmental officials, in which case their opinion is to state that they are so doing and that the U.S. Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion. Such counsel shall also include a statement to the effect that although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained therein, nothing has come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date the Registration Statement or the Prospectuses, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than with respect to the financial statements, the notes thereto and the related financial schedules and other financial or statistical data as to which such counsel need express no opinion).

                                   Exhibit B

[FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS PURSUANT TO
SECTION 5(H)]




                                   ____, 1997



MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED
BEAR, STEARNS & CO. INC.
NATIONSBANC MONTGOMERY SECURITIES, INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
EVEREN SECURITIES, INC.
RAYMOND JAMES & ASSOCIATES, INC.

        as U.S. Representatives of the several
        U.S. Underwriters to be named in the
        within-mentioned U.S. Purchase Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

              Re:    Proposed Public Offering by Sunstone Hotel Investors, Inc.

Ladies and Gentlemen:

                  The undersigned, a stockholder of Sunstone Hotel Investors, Inc., a Maryland corporation (the "Company"), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear, Stearns & Co. Inc., NationsBanc Montgomery Securities, Inc., Credit Suisse First Boston Corporation, EVEREN Securities, Inc., and Raymond James & Associates propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. Notwithstanding the foregoing, the undersigned shall be allowed to effect the (A) conversion of Partnership Units (as defined in the U.S. Purchase Agreement) owned by the undersigned for shares of Common Stock, (B) the exercise of warrants to purchase Partnership Units, (C) the exercise of any stock option or warrant to purchase securities of the Company, and (D) the enrollment in, and purchase of any shares of Common Stock issued pursuant to, any stock plan or dividend reinvestment plan of the Company, including, without limitation, the existing Stock Purchase and Dividend Reinvestment Plan.


                                             Very truly yours,



                                             Signature:
                                                       ------------------------

                                             Print Name:
                                                       ------------------------